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                                                                   EXHIBIT 10.25

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                                  HSBC BANK USA


                                       AND


                        THE NEW YORK MORTGAGE COMPANY LLC


                              --------------------

                                 FOURTH AMENDED
                                  CREDIT NOTE

                              --------------------




                          Dated as of January 16, 2002


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            MANDATORY PRINCIPAL REDUCTION: The Company agrees to pay to HSBC on
February 15, 2002, the amount by which the principal balance hereof exceeds THIRTY MILLION DOLLARS ($30,000,000.00). After February 15, 2002, no advances hereon which cause the principal balance to exceed THIRTY MILLION DOLLARS ($30,000,000.00) will be available.

            DUE DATE: All indebtedness evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

            PLACE OF PAYMENT: All payments hereon shall be made, and all notices to HSBC required or authorized hereby shall be given, at the office of HSBC at the address designated in the heading of this Note, or to such other place as HSBC may from time to time direct by written notice to the Company.

            PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable in lawful money of the United States. Payments received by HSBC after 2:30 p.m. HSBC's local time shall be deemed to be received on the next following business day. Notwithstanding the foregoing, a payment will not be deemed to have been received unless by 2:30 p.m. HSBC's local time HSBC shall have received a completed "Repayment Schedule" on HSBC's form, listing the Qualifying Mortgages (as defined in the Credit Agreement) to which the payment pertains. The Company agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Note, the Company promises to pay, in addition to the cost and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

            COLLECTION PERIODS: Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by HSBC and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of HSBC except to the extent that actual cash proceeds of such instrument are unconditionally received by HSBC; provided, however, that this Note shall not be in default as the result of normal collection periods on such instruments.

            LATE PAYMENT CHARGE: The Company promises to pay to HSBC promptly upon the accrual thereof a late payment charge of 6% of the amount of any installment payment not paid within ten days of receipt by the Company of the bill for such payment.

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                                      - 3 -

            INTEREST AFTER NONPAYMENT: If the principal of this Note is not paid when due, whether by acceleration or otherwise, all unpaid amounts shall bear interest following said nonpayment at the rate of 5% per annum above the otherwise applicable interest rate.

            DEFAULTS: Upon the happening of an Event of Default (as defined in the Credit Agreement), HSBC shall have all rights and remedies set forth in the Credit Agreement.

            The failure to exercise any of the rights and remedies set forth in the Credit Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by HSBC of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of HSBC, except as and to the extent otherwise provided by law.

            WAIVERS: The Company, and any indorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further collateral, the release of any collateral for this Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for HSBC, in order to enforce payment of this Note, to first institute or exhaust HSBC's remedies against the Company or any other party liable hereon or against any collateral for this Note. None of the foregoing shall affect the liability of the Company and any indorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, made by agreement by HSBC with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Company, even if the Company is not a party to such agreement; provided, however, HSBC and the Company, by written agreement between them may affect the liability of the Company.

            TERMINOLOGY: If more than one party joins in the execution of this Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successor and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to HSBC shall be deemed to include and apply to every subsequent holder of this Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

            CREDIT AGREEMENT: Reference is made to the Credit Agreement for provisions as to mandatory principal repayments, collateral and acceleration.

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            APPLICABLE LAW: This Note shall be governed by and construed under the laws of the State of New York, whose laws the Company expressly elects to apply to this Note. The Company agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the New York Supreme Court for the County of Erie, or in the District Court of the United States for the Western District of New York, and the Company waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to the Company, or as otherwise provided by the laws of the State of New York or the United States.

            WAIVER OF TRIAL BY JURY: The Company hereby knowingly, voluntarily, unconditionally and irrevocably waives the right to a trial by jury in every jurisdiction in any action, proceeding or counterclaim brought by or against the Company, its successors or assigns, in respect of any matter arising out of this Note or any document given in connection with or to secure this Note, including without limitation any exercise of rights under this Note or any such document, any attempt to cancel, void, or rescind this Note or any such document, and any course of conduct or course of dealing in connection therewith.

            RENEWAL: This Fourth Amended Credit Note renews and replaces the Company's Third Amended Credit Note to HSBC in the maximum principal amount of $30,000,000.00 dated as of November 13, 2001, and evidences the availability of an additional $5,000,000.00 until February 15, 2002, pursuant to the terms and conditions of the Credit Agreement.


                                    THE NEW YORK MORTGAGE COMPANY LLC


                                    By: /s/ Steven Schnall
                                        -------------------------------------
                                            Steven Schnall, Member
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STATE OF NEW YORK )
                  ) SS.:
COUNTY OF QUEENS  )

On the 16 day of January, 2002, before me, the undersigned, a notary public in and for said state, personally appeared Steven Schnall, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                          /s/ Anna Marin
                                        -------------------------------------
                                                 Notary Public

                                                     Anna Marin
                                           Notary Public State of New York
                                                   No. 01MA5039882
                                             Qualified in Queens County
                                          Commission Expires March 6, 2003